Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement (No. 333-191925) on Form N-2 (Pre-Effective Amendment No. 2) of FS Investment Corporation III of our report dated November 15, 2013, except for Note 5, as to which the date is December 20, 2013, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

December 20, 2013